                                                                  EXHIBIT 10.21


                              FIRST AMENDMENT TO

               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     The Second Amended and Restated Employment Agreement, effective as of the 19th day of March, 1993 (the "Agreement"), between GenRad, Inc., a Massachusetts corporation (the "Company"), and Robert E. Anderson (the "Employee"), is hereby amended as follows:

1. Section 3 of the Agreement shall be amended by deleting paragraph A in its entirety and inserting the following in lieu thereof:

          "The Company shall have the right, commencing on August 17, 1993, to terminate the Employee's employment at any time upon 30 days' notice to the Employee (such notice to be effective no earlier than September 16, 1993), subject to the Employee's rights in Section 2A above; and"

2.   Capitalized terms used in this First Amendment to Second
     Amended and Restated Employment Agreement (the "Amendment") and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

3. In all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

4. This Amendment may be executed in counterparts, all of which together shall for all purposes constitute one agreement binding on both parties, notwithstanding that both parties have not signed the same counterpart.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 18th day of May, 1993.

EMPLOYEE:                       GENRAD, INC.

/S/ ROBERT E. ANDERSON          By:/s/ PAUL PENFIELD, JR.
- - - ----------------------             ------------------------
Robert E. Anderson              Title: